UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GTT COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2096338
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
7900 Tysons One Place Suite 1450 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:  None

EXPLANATORY NOTE

This registration statement on Form 8-A is being filed by GTT Communications, Inc., a Delaware corporation (the “Company”), in connection with the registration of its common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of the listing of the Company’s Common Stock from the NYSE MKT to the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

For a description of the Company’s Common Stock, reference is made to “Description of Securities” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on October 2, 2006, which is hereby incorporated by reference.

Item 2.    Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 25, 2014

GTT COMMUNICATIONS, INC.
By:	/s/ Chris McKee
Chris McKee Secretary and General Counsel